Exhibit 10.18

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into as of                         , 200 , by and between Equity Residential, a Maryland real estate investment trust (the “Company”), and                        (the “Indemnitee”).

WHEREAS, the Indemnitee, at the request of the Company, is serving as an officer or a member of the Board of Trustees of the Company and in such capacity is performing a valuable service for the Company;

WHEREAS, the law of the State of Maryland, the Company’s state of formation, permits the Company to enter into contracts with its officers or members of its Board of Trustees with respect to indemnification of such persons; and

WHEREAS, to induce the Indemnitee to continue to provide services to the Company as an officer or a member of the Board of Trustees, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Company’s Second Amended and Restated Declaration of Trust (as amended, the “Declaration of Trust”), or any acquisition transaction relating to the Company, the Company desires to provide the Indemnitee with protection against personal liability to the fullest extent permitted by law.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee hereby agree as follows:

1.                                      DEFINITIONS.

For purposes of this Agreement:

(A)          “Change in Control” shall mean a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if after the Effective Date any of the following events shall occur:

(i)                                     An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Act, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s then outstanding Voting

Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (ii) the Company or any Subsidiary or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)                                  Approval by shareholders of the Company of:

(a)                                  A merger, consolidation or reorganization involving the Company unless:

(I)                                    the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation or other entity resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as among themselves as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(II)                                the individuals who were members of the incumbent Board of Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or board of trustees of the Surviving Corporation or a corporation or other entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation;

(A transaction meeting the conditions described in clauses (I) and (II) above shall herein be referred to as a “Non-Control Transaction);

(b)                                 A complete liquidation or dissolution of the Company; or

(c)                                  An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least 70% of the Voting Securities).

(iii)                                                             There occurs a proxy contest, as a consequence of which members of the Board of Trustees in office immediately prior thereto constitute less than a majority of the Board of Trustees thereafter; or

(iv)                                                            During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees (including for this purpose any new trustee whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Trustees.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than 30% of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportionate number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(B)                                “Corporate Status” means the status of a person who is or was a trustee, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether conducted for profit or not for profit) which such person is or was serving at the request of the Company.

(C)                                “Disinterested Trustee” means a trustee of the Company who is not and was not a party to the Proceeding (as hereinafter defined) in respect of which indemnification is sought by the Indemnitee.

(D)                               “Effective Date” means the date of this Agreement as set forth above.

(E)                                 “Expenses” shall include all reasonable attorneys and paralegals’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(F)                                 “Independent Counsel” means a law firm, or a member of a law firm, selected by the Board of Trustees by the vote required for determination of the

Indemnitee’s entitlement to indemnification as provided in clause (ii) of Section 9(b) hereof, that (i) is experienced in matters of corporation law and (ii) has not, and, as to such law firm, no member presently is, or in the past five years has been, retained to represent (x) the Company or the Indemnitee in any matter material to either such party, or (y) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement, unless such conflict of interest is waived by both the Company and the Indemnitee.

(G)                                “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative, except one (i) initiated by the Indemnitee pursuant to paragraph 11 of this Agreement to enforce such Indemnitee’s rights under this Agreement or (ii) pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and the Indemnitee.

2.                                      INDEMNIFICATION – GENERAL.

The Company shall indemnify, and advance Expenses to, the Indemnitee (i) as provided in this Agreement and (ii) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof and as amended from time to time (provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the date hereof).  The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (“MGCL”).

3.                                      PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.

The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 3, the Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Corporate Status unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, the Indemnitee had reasonable cause to believe that his conduct was unlawful.

4.                                      PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.

The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, the Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) the Indemnitee actually received an improper personal benefit in money, property or services.

5.                                      COURT-ORDERED INDEMNIFICATION.

Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a)                                  if it determines that the Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or

(b)                                 if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

6.                                      EXPENSES OF A SUCCESSFUL PARTY.

Notwithstanding any other provision of this Agreement and without limiting the effect of any such provision, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.  If the Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company shall indemnify the Indemnitee under this Section 6 against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.                                      WITNESS EXPENSES.

Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a witness for any reason in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

8.                                      ADVANCES.

The Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding.  Such statement shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to the Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met and which have not been successfully resolved as described in Section 6.  To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis.  The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

9.                                      DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

(a)                                  To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees in writing that the Indemnitee has requested indemnification.

(b)                                 Upon such written request pursuant to subparagraph 9(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Trustees, in which case by the person or persons or in the manner provided in clause (ii) of this paragraph 9(b)); or (ii) if a Change in Control shall not have occurred, (a) by the Board of Trustees (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Trustees (if obtainable), or (b) if a quorum of the Board of Trustees consisting of Disinterested Trustees is not obtainable, or, even if obtainable, if such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee; and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination.

(c)                                  The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

10.                               PRESUMPTIONS.

(a)                                  In making a determination with respect to entitlement to indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 9(a) hereof, and the Company shall have the burden of proof to overcome such presumption.

(b)                                 The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

11.                   REMEDIES.

(a)                                  If (i) a determination is made pursuant to Section 9 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses.  Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association.  The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by the Indemnitee to enforce his rights under Section 6 of this Agreement.

(b)                                 In the event that a determination shall have been made pursuant to this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this paragraph 11 shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this paragraph 11, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)                                  If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this paragraph 11, absent:  (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)                                 The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)                                  In the event that the Indemnitee, pursuant to this paragraph 11, seeks a judicial adjudication of such Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if successful in whole or in part, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by such Indemnitee in such judicial adjudication.

12.                               DEFENSE OF THE UNDERLYING PROCEEDING.

(a)                                  The Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)                                 Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Company shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 12(a) above.  The Company shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee.  This Section 12(b) shall not apply to a Proceeding brought by the Indemnitee under Section 11 above or Section 17 below.

(c)                                  Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon an opinion of counsel, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon an opinion of counsel, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company.  In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 11(d)), to represent the Indemnitee in connection with any such matter.

13.                               NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE
SUBROGATION.

(a)                                  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Declaration of Trust, the Company’s Bylaws, any agreement or a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees, or otherwise.  No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b)                                 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)                                  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

14.                               INSURANCE.

(a)                                  The Company will use its reasonable efforts to acquire trustees and officers liability insurance, on terms and conditions and in such amounts deemed appropriate by the Board of Trustees of the Company, covering the Indemnitee or any claim made against the Indemnitee for service as a trustee or officer of the Company and covering the Company for any indemnification or advance of expenses made by the Company to the Indemnitee for any claims made against the Indemnitee for service as a trustee or officer of the Company.  Without in any way limiting any other obligation under this Agreement, the Company shall indemnify the Indemnitee for any payment by the Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable expenses incurred by the Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

(b)                                 To the extent that the Company maintains an insurance policy or policies providing liability insurance for trustees or officers of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available, and upon any “Change in Control”, the Company shall obtain continuation and/or “tail” coverage for the Indemnitee to the maximum amount obtainable at such time.

15.                               CONTINUATION OF INDEMNITY.

(a)                                  All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer or a member of the Board of Trustees of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee’s Corporate Status and during the period of any statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.  Notwithstanding the foregoing limitations on the period within which such claim may be brought, to the extent that any applicable statute of limitations provides for a tolling of the limitation period under certain circumstances, then the limitations provided for in this Section 15 shall also be tolled in the event such circumstances exist with respect to any such claim or cause of action.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee’s heirs, executors and administrators.

(b)                                 The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, and shall inure to the benefit of the Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)                                  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

16.                               SEVERABILITY.

If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

17.                               EXCEPTIONS TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES.

Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by the Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement or otherwise or (b) the Company’s Bylaws, as amended, the Declaration of Trust, a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees or an agreement approved by the Board of Trustees to which the Company is a party expressly provide otherwise.

18.                               HEADINGS.

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19.                               MODIFICATION AND WAIVER.

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.                               NOTICES.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

If to the Indemnitee, to the address set forth in the records of the Company.

If to the Company, to:	Equity Residential Two North Riverside Plaza, Suite 400 Chicago, Illinois 60606 Attn.: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

21.                               GOVERNING LAW.

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EQUITY RESIDENTIAL, a Maryland real estate investment trust

By:
Its:

, an individual

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Trustees of Equity Residential

Re:  Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the      day of          , 200  , by and between Equity Residential (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity.  I hereby affirm that at all times, insofar as I was involved as [a trustee] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of expenses by the Company for reasonable attorney’s fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 6 of the Indemnification Agreement.

To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this     day of              , 200   .

WITNESS:

(SEAL)